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                                      Exhibit 23
                           Consent of KPMG Peat Marwick LLP
                                 dated March 25, 1997


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KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
HMN Financial, Inc.:

We consent to incorporation by reference of our report dated January 31, 1997, relating to the consolidated balance sheets of HMN Financial, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Form 10-K of HMN Financial, Inc. in the following Registration Statements of HMN Financial, Inc.: Nos. 33-88228, 33-94388, and 33-94386 on
Form S-8.

                                            /s/ KPMG Peat Marwick LLP
                                       KPMG PEAT MARWICK LLP

Minneapolis, Minnesota
March 25, 1997


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